Calculation of Filing Fee Tables
S-8
Once Upon a Farm, PBC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Once Upon a Farm, PBC 2026 Omnibus Incentive Plan	Other	1,264,679	$ 21.06	$ 26,634,139.74	0.0001381	$ 3,678.17
2	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Once Upon a Farm, PBC 2026 Employee Stock Purchase Plan	Other	126,467.9	$ 17.90	$ 2,263,775.41	0.0001381	$ 312.63
3	Equity	Common Stock, par value $0.0001 per share, reserved for issuance with respect to options outstanding under the Once Upon a Farm, PBC 2021 Omnibus Incentive Plan, as amended	Other	5,475,424	$ 3.96	$ 21,682,679.04	0.0001381	$ 2,994.38
Total Offering Amounts:						$ 50,580,594.19		$ 6,985.18
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,985.18
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock") which become issuable under the Once Upon a Farm, PBC 2026 Omnibus Incentive Plan ("2026 Omnibus Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock, as applicable. (2) The Amount Registered includes additional shares of Common Stock reserved for future issuance pursuant to the annual "evergreen increase" and for delivery with respect to awards issued under the 2026 Omnibus Plan, which include shares of Common Stock that may again become available for delivery with respect to awards under the 2026 Omnibus Plan pursuant to the share counting, share recycling and other terms and conditions of the 2026 Omnibus Plan. (3) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit of $21.06 per share represents the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on February 6, 2026, which date is within five business days prior to filing of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Once Upon a Farm, PBC 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock, as applicable. (2) The Amount Registered includes additional shares of Common Stock reserved for future issuance pursuant to the annual "evergreen increase." (3) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price are based on the Proposed Maximum Offering Price Per Unit of $17.90 per share, representing the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on February 6, 2026, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Once Upon a Farm, PBC 2021 Omnibus Incentive Plan, as amended (the "2021 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock, as applicable. (2) The Amount Registered represents 5,477,425.00 shares of the Registrant's Common Stock issuable upon the exercise of options outstanding under the 2021 Plan. (3) The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $3.96 per share (rounded up to the nearest cent), which is the weighted average exercise price at which the outstanding stock options granted under the 2021 Plan may be exercised.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A